Exhibit 10.5
COVANTA HOLDING CORPORATION
STOCK OPTION AWARD AGREEMENT
FOR DIRECTORS
THIS STOCK OPTION AWARD AGREEMENT, is made as of this _____ day of ________, 20__ (the “Date of Grant”) between Covanta Holding Corporation, a Delaware corporation (the “Company”), and _____________________ (the “Recipient”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in the Covanta Holding Corporation 2014 Equity Award Plan (the “Plan”).
W I T N E S S E T H:

WHEREAS, the Company desires to provide the Recipient with the opportunity to purchase shares of its common stock, par value $0.10 per share (“Common Stock”), in accordance with the terms of the Plan; and
WHEREAS, the Recipient wishes to acquire the right to purchase shares of Common Stock granted hereby.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:
1.Grant of Option. The Company hereby grants to the Recipient the option to purchase all or part of an aggregate of ______________ (_______) shares of Common Stock (the “Shares”), on the terms and conditions set forth in the Plan, subject to the requirements set forth in this Agreement, to the extent not inconsistent with the Plan (the “Option”). The Option is a Non-Qualified Stock Option and is not intended to qualify as an “incentive stock option” as that term is used in Section 422 of the Code.

2.Exercise Price. The per share purchase price of the Shares issuable upon exercise of the Option shall be $_____ (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value on the Date of Grant.

3.Term. The term of the Option shall expire as of the earliest of the following:

(a)the date that is ten (10) years from the Date of Grant;

(b)to the extent the Option is vested on the date of termination of the Recipient’s service as a Director (including by reason of the Recipient’s death), the date that is three (3) years after the date of such termination other than if the termination is for Cause; or

(c)the date the Recipient’s service as a Director is terminated for Cause.

To the extent that a portion of the Option has not vested prior to the termination of the Recipient’s service as a Director (including by reason of the Recipient’s death), the Recipient shall forfeit all rights hereunder with respect to that unvested portion of the Option as of the date of such termination. In the event of termination of the Recipient’s service as a Director for Cause, the Recipient shall forfeit all rights hereunder with respect to the entire Option (i.e., both vested and unvested portions) as of the date of such termination.
4.Vesting and Exercise. Subject to any forfeiture provisions in this Agreement or in the Plan, the Recipient shall vest in the Option: (i) with respect to _____% of the Shares on __________; and (ii) with respect to _____% of the Shares on _____________, provided that the Recipient’s service as a Director continues through such date. The Recipient may only exercise the Option to the extent it is vested; provided, however, that the Recipient may not exercise any portion of the Option prior to the earlier occurrence of (A) the date that is six (6) months after the Date of Grant or (B) a Change in Control.

5.Method of Exercising Option.

(a)Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice delivered to the Company or its designated representative in the manner and at the address for notices set forth in Section 9 hereof. Such notice shall state that the Option is being exercised thereby and shall specify the number of Shares for which the Option is being exercised. The notice shall be signed by the person or persons exercising the Option and shall be accompanied by payment in full of the Exercise Price for such Shares being acquired upon the exercise of the Option. Payment of such Exercise Price may be made by one of the following methods:

(i)in cash (in the form of a certified or bank check or such other instrument as the Committee may accept);

(ii)in other shares of Common Stock owned on the date of exercise of the Option by the Recipient as will have a Fair Market Value equal to the Exercise Price of the Shares being acquired upon the exercise of the Option;

(iii)in any combination of (i) and (ii) above;

(iv)by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the Exercise Price; or

(v)by requesting that the Company withhold such number of Shares then issuable upon exercise of the Option as will have a Fair Market Value equal to the Exercise Price of the Shares being acquired upon the exercise of the Option.

If the tender of shares of Common Stock as payment of the Exercise Price would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Recipient. If the Option is exercised by any person or persons other than the Recipient, the notice described in this Section 5(a) shall be accompanied by appropriate proof (as determined by the Committee) of the right of such person or persons to exercise the Option under the terms of the Plan and this Agreement. The Company shall issue and deliver, in the name of the person or persons exercising the Option, a certificate or certificates representing such Shares as soon as practicable after notice and payment are received and the exercise is approved.
(b)The Option may be exercised in accordance with the terms of the Plan and this Agreement with respect to any whole number of Shares, but in no event may an Option be exercised as to fewer than one hundred (100) Shares at any one time, or the remaining Shares covered by the Option if less than two hundred (200).

(c)The Recipient shall have no rights of a stockholder with respect to Shares to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All Shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

(d)The Recipient agrees that no later than the date as of which an amount first becomes includible in his gross income for federal income tax purposes with respect to the Option, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with shares of Common Stock, including Shares that are acquired upon exercise of the Option. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient.

6.Non-Transferability. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than (i) by will or the laws of descent or distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). The Option may be exercised, during the lifetime of the Recipient, only by the Recipient, his guardian or his legal representative, or by an alternate payee pursuant to a qualified domestic relations order. Any attempt to assign, pledge or otherwise transfer the Option or of any right or privilege conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.

7.Adjustment upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and the terms of the Plan, if, during the terms of this Agreement, there shall be any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (as described in Section 9 of the Plan), the Board of Directors of the Company may, in its sole discretion, make an appropriate and equitable adjustment in the aggregate number, kind and Exercise Price of Shares subject to this Option; provided, however, that in no event shall the Exercise Price be adjusted below the par value of a share of Common Stock, nor shall any fraction of a Share be issued upon the exercise of the Option.

8.Conditions upon Issuance of Option. As a condition to the exercise of the Option, the Company may require the Recipient to (i) represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of legal counsel for the Company, such a representation is required by any relevant provision of law; and (ii) enter into a lock-up or similar agreement with the Company with respect to such Shares prohibiting, for up to 90 days, the disposition of such Shares.

9.Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 9. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 445 South Street, Morristown, New Jersey 07960 (attention: Chief Financial Officer), with a copy to the Secretary of the Company or to such other designee of the Company. Each notice to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the address shown below the Recipient’s name on the signature page hereof. Either party may change the address to which the other party must give notice under this Agreement by giving the other party written notice of the change in accordance with the procedures discussed in this Section 9.

10.Limitations. Nothing contained in this Agreement shall be construed as conferring upon the Recipient the right to continue as a Director.

11.Incorporation of the Plan. Notwithstanding the terms and conditions contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

12.Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee, shall be final and conclusive.

13.Severability. In the event that any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.Enforceability. This Agreement shall be binding upon the Recipient and such Recipient’s estate, personal representative and beneficiaries.

16.Pronouns, Singular/Plural. Any use of any masculine pronoun shall include the feminine and vice-versa, and any use of a singular shall include the plural or vice-versa, as the context and facts may require.

17.Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Recipient has executed this Agreement all as of the day and year first above written.
COVANTA HOLDING CORPORATION
By:_____________________________________________
Its:_____________________________________________
RECIPIENT
__________________________________________________________
[_______________]

Recipient’s Address:

__________________________________________________________
__________________________________________________________
__________________________________________________________